Exhibit 10.22

AMENDMENT NO. 1 TO

PLACEMENT AGENCY AGREEMENT

THIS AMENDMENT, effective as of February 14, 2008 (this “Amendment”), between UFood Restaurant Group, Inc. (the “Company”), KnowFat Franchise Company, Inc. (“KnowFat”) and Spencer Trask Ventures, Inc. (the “Placement Agent”).

WITNESSETH

WHEREAS, the parties hereto have entered into a Placement Agency Agreement, dated October 17, 2007 (the “Agreement”) with respect to a private placement of units consisting of common stock and warrants of the Company;

WHEREAS, a total of four (4) closings have been held pursuant to the Placement Agency Agreement with gross proceeds of $8,950,000 being raised to date;

WHEREAS, the Company, KnowFat and the Placement Agent wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1 1. Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2. Amendment. The third paragraph of the Agreement is hereby amended by deleting the last two sentences of such paragraph in their entirety and replacing them with the following:

“The Units will be offered until the earlier of the time that all Units offered in the Offering are sold or December 31, 2007 (“Initial Offering Period”), which date may be extended by Pubco and the Placement Agent until March 31, 2008 (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering is terminated shall be referred to as the “Termination Date.”

3. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.

4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective on the date first above written.

UFOOD RESTAURANT GROUP, INC.

By:	/s/ George A. Naddaff
George A. Naddaff
Chief Executive Officer

KNOWFAT FRANCHISE COMPANY, INC.

By:	/s/ George A. Naddaff
George A. Naddaff
Chief Executive Officer

SPENCER TRASK VENTURES, INC.

By:	/s/ William P. Dioguardi
William P. Dioguardi
President